UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2012

PPG INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania	15272
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 434-3131

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 5, 2012, PPG Industries, Inc. (the “Company”) issued a press release regarding its earnings for the first quarter of 2012, the restructuring actions discussed under Item 2.05 below and other non-recurring charges that will be included in the Company’s first quarter 2012 results. A copy of the Company’s press release is attached hereto as Exhibit 99 and incorporated by reference in this Item 2.02.

The information furnished pursuant to this Item 2.02 shall in no way be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, except if PPG specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 2.05	Costs Associated With Exit or Disposal Activities.

On March 30, 2012, the Executive Committee of the Company approved a restructuring plan that is expected to result in approximately $140 million in pre-tax annual cost savings for the Company when all elements of the plan have been completed. The Company cited weak European economic conditions in its announcement of the plan. The restructuring actions will impact about 2,000 employees, primarily in the Company’s global architectural coatings business, and in other Company businesses and administrative functions in Europe.

An after-tax charge of approximately $164 million or $1.06 per diluted share, will be recorded in the Company’s first quarter 2012 financial results. The pretax charge of $208 million is comprised of employee severance and other cash costs of approximately $160 million and asset write-offs and other non-cash items of approximately $48 million. Of the approximate $160 million of cash costs, about 80 percent is expected to be spent in 2012, with the remainder spent in 2013. When completed, the restructuring plan is expected to result in annualized, pre-tax savings of about $140 million, with 2012 partial-year savings of between $40 million and $50 million. The actions in the restructuring plan are expected to be completed by 2013.

The Company will also incur additional expenses of approximately $8 million that are directly associated with the restructuring actions but, based on U.S. generally accepted accounting principles, these costs will be charged to expense as incurred and therefore are not part of the restructuring charge. The Company expects to incur these additional, related expenses in 2012.

This restructuring initiative is detailed in the Company’s April 5, 2012 press release, a copy of which is attached hereto as Exhibit 99.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99	Press release dated April 5, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: April 5, 2012	/s/ David B. Navikas
David B. Navikas
Senior Vice President, Finance and
Chief Financial Officer